Exhibit 99.1

Edge Therapeutics Announces $18 Million Registered Direct Offering of Common Stock

Offering Includes 1,800,000 Shares at a Purchase Price of $10.00 per Share

BERKELEY HEIGHTS, N.J., April 19, 2017 — Edge Therapeutics, Inc. (Nasdaq: EDGE), a clinical-stage biotechnology company developing novel hospital-based therapies in the management of acute, life-threatening conditions, today announced that Edge has entered into a subscription agreement for the sale of shares of its common stock in a registered direct offering with Satter Medical Technology Partners, L.P. and certain of its affiliated parties. Pursuant to the agreement, Edge has agreed to sell to the investors 1,800,000 shares at a purchase price of $10.00 per share with gross proceeds of $18 million.

The proceeds from the offering will be used to advance pre-commercial activities for EG-1962 (currently in a registration study for the treatment of aneurysmal subarachnoid hemorrhage), to expand its product portfolio and for general corporate purposes. The offering is expected to close on or about April 21, 2017, subject to the satisfaction of customary closing conditions.

The shares are being offered pursuant to an effective shelf registration statement on Form S-3 previously filed with and declared effective by the Securities and Exchange Commission (SEC). The prospectus supplement and accompanying base prospectus relating to the offering of the shares will be filed with the SEC and will be available on the SEC’s website at http://www.sec.gov. Copies of the prospectus supplement and accompanying base prospectus relating to the securities may also be obtained from Edge Therapeutics, Inc., Attn: Investor Relations, 300 Connell Drive, Suite 4000, Berkeley Heights, NJ 07922.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The securities are being offered only by means of a prospectus, including a prospectus supplement and accompanying base prospectus, forming a part of the effective registration statement.

About Edge Therapeutics, Inc.

Edge Therapeutics, Inc. is a clinical-stage biotechnology company that discovers, develops and seeks to commercialize novel, hospital-based therapies capable of transforming treatment paradigms for the management of acute, life-threatening neurological and other conditions. EG-1962, Edge’s lead product candidate, has the potential to fundamentally improve patient outcomes and transform the management of aneurysmal subarachnoid hemorrhage, which is bleeding around the brain due to a ruptured brain aneurysm. Edge is evaluating EG-1962 in two clinical studies: a pivotal Phase 3 NEWTON 2 study of EG-1962 delivered via external ventricular drain, and a study of direct intracisternal administration of EG-1962. For additional information about Edge, please visit www.edgetherapeutics.com.

Forward-Looking Statements

This press release and any statements of representatives of Edge Therapeutics, Inc. related thereto that are not historical in nature contain, or may contain, among other things, certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include, without limitation, statements with respect to Edge’s plans, objectives, projections, expectations and intentions and other statements identified by words such as "projects," "may," "will," "could," "would," "should," "believes," "expects," "anticipates," "estimates," “seeks,” "intends," "plans," "potential" or similar expressions, including statements with respect to the potential effects of its products. These statements are based upon the current beliefs and expectations of Edge’s management and are subject to significant risks and uncertainties. Actual results may differ significantly from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various risk factors (many of which are beyond Edge's control) as described under the heading "Risk Factors" in Edge’s filings with the United States Securities and Exchange Commission.

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Investor Contact:
Gregory Gin
Edge Therapeutics, Inc.
Tel: 1-800-208-EDGE (3343)
Email: ir@edgetherapeutics.com

Media Contact:
Laura Bagby
6 Degrees
Tel: 312-448-8098
Email: lbagby@6degreespr.com